Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.323.5752

Contacts:	Media	Investors
	Houston Spencer +1 (914) 323-5723	Matt Latino +1 (914) 323-5821
	Houston.Spencer@xylem.com	Matthew.Latino@xylem.com

Xylem Reports Second Quarter 2021 Results

•29% organic orders growth on broad underlying demand across segments

•Revenue growth 16% on a reported basis, 11% organically

•Adjusted EBITDA margin of 17.3%, up 200 basis points; net income as a percentage of revenue of 8.4%, up 570 basis points

•Reported net income of $113 million or $0.62 per share; adjusted net income of $119 million or $0.66 per share

•Raises full-year organic revenue guidance to a range of 6% to 8%, and raises mid-point of earnings per share guidance

RYE BROOK, N.Y., August 3, 2021 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported second quarter 2021 revenue of $1.35 billion. Revenues grew 16 percent on a reported basis, and 11 percent organically, reflecting strong underlying demand across all segments.

Second quarter adjusted earnings before interest, tax, depreciation and amortization (EBITDA) margin grew 200 basis points to 17.3 percent. The margin expansion was driven by productivity, mix and volume leverage from strong underlying demand. Xylem generated net income of $113 million, or $0.62 per share, and adjusted net income of $119 million, or $0.66 per share, which excludes the impact of restructuring, realignment and special charges.

“Our team capitalized on robust global demand for our offerings, driving revenues above expectations, and fuelling exceptional growth in new orders and backlog,” said Patrick Decker, Xylem’s president and CEO. “That commercial momentum puts us in a strong position for the second half and beyond, as we continue to invest in sustainable growth. We expect the team to build on continuing market recovery, giving us confidence in lifting full-year guidance.”

“During the quarter we also reported progress toward our 2025 sustainability goals – including moving major facilities onto renewable energy, and helping customers recycle more than a trillion gallons of water,” continued Decker. “The report demonstrates the strong link between our business and sustainability strategies. We partner with customers to provide more resilient infrastructure, drive affordability, and create a more sustainable water sector. That’s our purpose and our business. As climate change drives water challenges in communities around the world, we intend to be part of the solution.” (Download Xylem’s 2020 sustainability report.)

Updated Outlook

Xylem now expects full-year organic revenue growth to be in the range of 6 to 8 percent, and 9 to 11 percent on a reported basis. This represents an increase from the Company’s previous full-year organic revenue guidance of 5 to 7 percent, and 8 to 10 percent on a reported basis. Full-year adjusted earnings per share is now expected to be in the range of $2.55 to $2.70. The increased guidance reflects commercial momentum from the first half, as well as continuing demand and price realization in the second half, partially offset by incremental inflation and supply chain challenges.

Second Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving wastewater transport and treatment, clean water delivery, and dewatering.

•Second quarter 2021 revenue was $569 million, up 14 percent on a reported basis, and up 6 percent organically, compared with the same period in 2020. Modest growth in utilities was driven by opex demand in Western Europe and the U.S. Industrial end markets were up double-digits driven largely by Emerging Markets mining demand.

•Second quarter adjusted EBITDA margin was 19 percent, flat versus the prior year period. Reported operating income for the segment was $93 million and adjusted operating income, which excludes $4 million of restructuring and realignment costs, was $97 million. The segment reported operating margin was 16.3 percent, up 170 basis points versus the prior year period. Adjusted operating margin rose 80 basis points to 17 percent. Strong productivity savings and volume offset inflation and investments.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in industrial, commercial building, and residential applications.

•Second quarter 2021 revenue was $414 million, up 23 percent on a reported basis, and up 18 percent organically, compared with the same period in 2020. Growth was driven by strong demand across industrial, residential and commercial end markets driven by broad recovery from COVID challenges in the prior year.

•Second quarter adjusted EBITDA margin was 17.4 percent, up 200 basis points from the prior year period. Reported operating income for the segment was $64 million and adjusted operating income, which excludes $2 million of restructuring and realignment costs, was $66 million. The segment reported operating margin was 15.5 percent, up 330 basis points versus the prior year period. Adjusted operating margin rose 250 basis points to 15.9 percent. Strong volume leverage and productivity more than offset inflation.

Measurement & Control Solutions

Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation.

•Second quarter 2021 revenue was $368 million, up 14 percent on a reported basis, and up 11 percent organically, compared with the same period in 2020. Growth was driven by volume in water applications from large metrology contract deployments, and by strong demand in water quality testing applications globally.

•Second quarter adjusted EBITDA margin was 13.9 percent, up 460 basis points from the prior year period. Reported operating income for the segment was $13 million and adjusted operating income, with no restructuring and realignment costs in the quarter, was $13 million. The segment reported operating margin was 3.5 percent, up 1780 basis points versus the prior year period. Adjusted operating margin rose 510 basis points to 3.5 percent. Strong productivity savings, favorable mix, and volume leverage more than offset inflation and investments.

Supplemental information on Xylem’s second quarter 2021 earnings and reconciliations for certain non-GAAP items are posted at www.xylem.com/investors.

###

About Xylem

Xylem (XYL) is a leading global water technology company committed to solving critical water and infrastructure challenges with innovation. Our more than 16,000 diverse employees delivered revenue of $4.88 billion in 2020. We are creating a more sustainable world by enabling our customers to optimize water and resource management, and helping communities in more than 150 countries become water-secure. Join us at www.xylem.com.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “project,” “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals; or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by the coronavirus (“COVID-19”) pandemic. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: overall industry and economic conditions, including industrial, governmental and private sector spending and the strength of the residential and commercial real estate markets; geopolitical, regulatory, economic and other risks associated with international operations; continued uncertainty around the COVID-19 pandemic’s magnitude, duration and impacts on our business, operations, growth, and financial condition, as well as uncertainty around approved vaccines and the pace of recovery when the pandemic subsides; actual or potential other epidemics, pandemics or global health crises; manufacturing and operating cost increases due to inflation, prevailing price changes, tariffs and other factors; fluctuations in foreign currency exchange rates; disruption, competition and pricing pressures in the markets we serve; cybersecurity incidents or other disruptions of information technology systems on which we rely, or involving our products; disruptions in operations at our facilities or that of third parties upon which we rely; availability of products, parts, electronic components and raw materials from our supply chain; availability, regulation and interference with radio spectrum used by some of our products; our ability to retain and attract senior management and other key talent; uncertainty related to restructuring and realignment actions and related charges and savings; our ability to continue strategic investments for growth; our ability to successfully identify, execute and integrate acquisitions; risks relating to products, including defects, security, warranty and liability claims, and recalls; difficulty predicting our financial results, including uncertainties due to the nature of our short- and long-cycle businesses; volatility in our results due to weather conditions; our ability to borrow or refinance our existing indebtedness and the availability of liquidity sufficient to meet our needs; risk of future impairments to goodwill and other intangible assets; failure to comply with, or changes in, laws or regulations, including those pertaining to anti-corruption, data privacy and security, export and import, competition, and the environment and climate change; changes in our effective tax rates or tax expenses; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 ("2020 Annual Report") and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

	Three Months		Six Months
For the period ended June 30,	2021	2020	2021	2020
Revenue	$1,351	$1,160	$2,607	$2,283
Cost of revenue	831	726	1,597	1,440
Gross profit	520	434	1,010	843
Selling, general and administrative expenses	304	288	605	585
Research and development expenses	53	44	103	93
Restructuring and asset impairment charges	3	48	9	50
Operating income	160	54	293	115
Interest expense	21	18	42	34
Other non-operating expense, net	(3)	(1)	(1)	(4)
Gain from sale of business	2	—	2	—
Income before taxes	138	35	252	77
Income tax expense	25	4	52	8
Net income	$113	$31	$200	$69
Earnings per share:
Basic	$0.63	$0.17	$1.11	$0.38
Diluted	$0.62	$0.17	$1.10	$0.38
Weighted average number of shares:
Basic	180.1	180.0	180.2	180.1
Diluted	181.3	180.6	181.4	181.0

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	June 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$1,840	$1,875
Receivables, less allowances for discounts, returns and credit losses of $41 and $46 in 2021 and 2020, respectively	975	923
Inventories	642	558
Prepaid and other current assets	166	167
Total current assets	3,623	3,523
Property, plant and equipment, net	626	657
Goodwill	2,841	2,854
Other intangible assets, net	1,058	1,093
Other non-current assets	637	623
Total assets	$8,785	$8,750
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$599	$569
Accrued and other current liabilities	760	787
Short-term borrowings and current maturities of long-term debt	600	600
Total current liabilities	1,959	1,956
Long-term debt	2,466	2,484
Accrued post-retirement benefits	501	519
Deferred income tax liabilities	264	242
Other non-current accrued liabilities	546	573
Total liabilities	5,736	5,774
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 195.3 shares and 194.9 shares in 2021 and 2020, respectively	2	2
Capital in excess of par value	2,063	2,037
Retained earnings	2,029	1,930
Treasury stock – at cost 15.2 shares and 14.5 shares in 2021 and 2020, respectively	(656)	(588)
Accumulated other comprehensive loss	(398)	(413)
Total stockholders’ equity	3,040	2,968
Non-controlling interests	9	8
Total equity	3,049	2,976
Total liabilities and stockholders’ equity	$8,785	$8,750

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the six months ended June 30,	2021	2020
Operating Activities
Net income	$200	$69
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	59	58
Amortization	65	68
Share-based compensation	17	16
Restructuring and asset impairment charges	9	50
Gain from sale of business	(2)	—
Other, net	6	18
Payments for restructuring	(18)	(12)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(66)	48
Changes in inventories	(89)	(63)
Changes in accounts payable	36	(86)
Other, net	(11)	13
Net Cash – Operating activities	206	179
Investing Activities
Capital expenditures	(80)	(95)
Proceeds from sale of business	2	—
Other, net	9	7
Net Cash – Investing activities	(69)	(88)
Financing Activities
Short-term debt issued, net	—	359
Short-term debt repaid	—	(422)
Long-term debt issued, net	—	987
Repurchase of common stock	(68)	(60)
Proceeds from exercise of employee stock options	9	5
Dividends paid	(102)	(95)
Other, net	(1)	—
Net Cash – Financing activities	(162)	774
Effect of exchange rate changes on cash	(10)	(12)
Net change in cash and cash equivalents	(35)	853
Cash and cash equivalents at beginning of year	1,875	724
Cash and cash equivalents at end of period	$1,840	$1,577
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$58	$45
Income taxes (net of refunds received)	$60	$11

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and “Adjusted Segment EBITDA” reflects the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures, and “Free Cash Flow Conversion” defined as Free Cash Flows divided by net income, excluding the gain on sale of businesses, non-cash impairment charges and significant deferred tax items. Our definitions of “free cash flow” and “free cash flow conversion” do not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as costs incurred by the Company, such as acquisition and integration related costs, non-cash impairment charges and both operating and non-operating adjustments for pension costs.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2021 v. 2020	% Change 2021 v. 2020	Acquisitions/ Divestitures	FX Impact	Change Adj. 2021 v. 2020	% Change Adj. 2021 v. 2020
	2021	2020

Six Months Ended June 30
Xylem Inc.	3,198	2,493	705	28%	8	(123)	590	24%	23%
Water Infrastructure	1,250	1,112	138	12%	—	(68)	70	6%	6%
Applied Water	963	698	265	38%	—	(33)	232	33%	33%
Measurement & Control Solutions	985	683	302	44%	8	(22)	288	42%	41%

Quarter Ended June 30
Xylem Inc.	1,660	1,232	428	35%	1	(74)	355	29%	29%
Water Infrastructure	639	598	41	7%	—	(41)	—	0%	0%
Applied Water	486	326	160	49%	—	(20)	140	43%	43%
Measurement & Control Solutions	535	308	227	74%	1	(13)	215	70%	69%

Quarter Ended March 31
Xylem Inc.	1,538	1,261	277	22%	7	(49)	235	19%	18%
Water Infrastructure	611	514	97	19%	—	(27)	70	14%	14%
Applied Water	477	372	105	28%	—	(13)	92	25%	25%
Measurement & Control Solutions	450	375	75	20%	7	(9)	73	19%	18%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2021 v. 2020	% Change 2021 v. 2020	Acquisitions / Divestitures	FX Impact	Change Adj. 2021 v. 2020	% Change Adj. 2021 v. 2020
	2021	2020

Six Months Ended June 30
Xylem Inc.	2,607	2,283	324	14%	5	(110)	219	10%	9%
Water Infrastructure	1,078	939	139	15%	—	(60)	79	8%	8%
Applied Water	807	675	132	20%	—	(29)	103	15%	15%
Measurement & Control Solutions	722	669	53	8%	5	(21)	37	6%	5%

Quarter Ended June 30
Xylem Inc.	1,351	1,160	191	16%	3	(66)	128	11%	11%
Water Infrastructure	569	501	68	14%	—	(36)	32	6%	6%
Applied Water	414	337	77	23%	—	(18)	59	18%	18%
Measurement & Control Solutions	368	322	46	14%	3	(12)	37	11%	11%

Quarter Ended March 31
Xylem Inc.	1,256	1,123	133	12%	2	(44)	91	8%	8%
Water Infrastructure	509	438	71	16%	—	(24)	47	11%	11%
Applied Water	393	338	55	16%	—	(11)	44	13%	13%
Measurement & Control Solutions	354	347	7	2%	2	(9)	—	0%	-1%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		YTD
	2021	2020	2021	2020	2021	2020
Total Revenue
• Total Xylem	1,256	1,123	1,351	1,160	2,607	2,283
• Water Infrastructure	509	438	569	501	1,078	939
• Applied Water	393	338	414	337	807	675
• Measurement & Control Solutions	354	347	368	322	722	669
Operating Income
• Total Xylem	133	61	160	54	293	115
• Water Infrastructure	71	39	93	73	164	112
• Applied Water	66	47	64	41	130	88
• Measurement & Control Solutions	9	(12)	13	(46)	22	(58)
• Total Segments	146	74	170	68	316	142
Operating Margin
• Total Xylem	10.6%	5.4%	11.8%	4.7%	11.2%	5.0%
• Water Infrastructure	13.9%	8.9%	16.3%	14.6%	15.2%	11.9%
• Applied Water	16.8%	13.9%	15.5%	12.2%	16.1%	13.0%
• Measurement & Control Solutions	2.5%	(3.5)%	3.5%	(14.3)%	3.0%	(8.7)%
• Total Segments	11.6%	6.6%	12.6%	5.9%	12.1%	6.2%
Special Charges
• Total Xylem	2	—	—	11	2	11
• Water Infrastructure	—	—	—	—	—	—
• Applied Water	1	—	—	—	1	—
• Measurement & Control Solutions	—	—	—	10	—	10
• Total Segments	1	—	—	10	1	10
Restructuring & Realignment Costs
• Total Xylem	8	9	6	43	14	52
• Water Infrastructure	5	5	4	8	9	13
• Applied Water	1	2	2	4	3	6
• Measurement & Control Solutions	2	2	—	31	2	33
• Total Segments	8	9	6	43	14	52
Adjusted Operating Income
• Total Xylem	143	70	166	108	309	178
• Water Infrastructure	76	44	97	81	173	125
• Applied Water	68	49	66	45	134	94
• Measurement & Control Solutions	11	(10)	13	(5)	24	(15)
• Total Segments	155	83	176	121	331	204
Adjusted Operating Margin
• Total Xylem	11.4%	6.2%	12.3%	9.3%	11.9%	7.8%
• Water Infrastructure	14.9%	10.0%	17.0%	16.2%	16.0%	13.3%
• Applied Water	17.3%	14.5%	15.9%	13.4%	16.6%	13.9%
• Measurement & Control Solutions	3.1%	(2.9)%	3.5%	(1.6)%	3.3%	(2.2)%
• Total Segments	12.3%	7.4%	13.0%	10.4%	12.7%	8.9%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q2 2021				Q2 2020
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,351	—		1,351	1,160	—		1,160
Operating Income	160	6	a	166	54	54	a	108
Operating Margin	11.8%			12.3%	4.7%			9.3%
Interest Expense	(21)	—		(21)	(18)	—		(18)
Other Non-Operating Income (Expense)	(3)	3	b	—	(1)	2	b	1
Gain/(Loss) from sale of business	2	(2)		—	—	—		—
Income before Taxes	138	7		145	35	56		91
Provision for Income Taxes	(25)	(1)	c	(26)	(4)	(14)	c	(18)
Net Income attributable to Xylem	113	6		119	31	42		73
Diluted Shares	181.3			181.3	180.6			180.6
Diluted EPS	$0.62	$0.04		$0.66	$0.17	$0.23		$0.40

Year-over-year currency translation impact on current year diluted EPS	$0.05	$—		$0.05
Diluted EPS at Constant Currency	$0.57	$0.04		$0.61

	Q2 YTD 2021				Q2 YTD 2020
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,607	—		2,607	2,283	—		2,283
Operating Income	293	16	a	309	115	63	a	178
Operating Margin	11.2%			11.9%	5.0%			7.8%
Interest Expense	(42)	—		(42)	(34)	—		(34)
Other Non-Operating Income (Expense)	(1)	4	b	3	(4)	3	b	(1)
Gain/(Loss) from sale of business	2	(2)		—	—	—		—
Income before Taxes	252	18		270	77	66		143
Provision for Income Taxes	(52)	3	c	(49)	(8)	(20)	c	(28)
Net Income attributable to Xylem	200	21		221	69	46		115
Diluted Shares	181.4			181.4	181.0			181.0
Diluted EPS	$1.10	$0.13		$1.23	$0.38	$0.25		$0.63

Year-over-year currency translation impact on current year diluted EPS	$0.09	$0.02		$0.11
Diluted EPS at Constant Currency	$1.01	$0.11		$1.12

a	Quarter-to-date: Restructuring & realignment costs of $6 million in 2021 and $43 million in 2020, as well as special charges of $11 million ($10 million of intangible asset impairment and $1 million of other charges) in 2020.
Year-to-date: Restructuring & realignment costs of $14 million and $52 million in 2021 and 2020, respectively; special charges of $2 million ($1 million of intangible asset impairment charges and $1 million of other charges) and $11 million of special charges in 2020 ($10 million of intangible asset impairment charges and $1 million of other charges).
b	Quarter-to-date: Special non-operating charges consist of $3 million in 2021 and $2 million in 2020 of pension costs related to the UK pension plan that is going to be part of a buyout.
Year-to-date: Special non-operating charges consist of $4 million in 2021 and $3 million in 2020 of pension costs related to the UK pension plan that is going to be part of a buyout.
c	Quarter-to-date: Net tax impact on restructuring & realignment costs of $1 million in 2021 and $10 million in 2020; $1 million of tax on special tax items in 2021 and $3 million of tax on special tax items in 2020; and $1 million positive adjustment in 2021 from tax related special charges and $1 million of negative adjustment from tax related special benefits in 2020.
Year-to-date: Net tax impact on restructuring & realignment costs of $3 million and $12 million in 2021 and 2020, respectively; $1 million and $3 million of tax impact on special charges in 2021 and 2020, respectively; and $7 million of positive adjustment from tax related special charges in 2021 and $5 million of negative adjustment from tax related special benefits in 2020.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Year-to-Date
	2021	2020	2021	2020	2021	2020
Net Cash - Operating Activities	$(26)	$(2)	$232	$181	$206	$179
Capital Expenditures - PP&E	(22)	(32)	(25)	(24)	(47)	(56)
Capital Expenditures - Software	(17)	(19)	(16)	(20)	(33)	(39)
Capital Expenditures	(39)	(51)	(41)	(44)	(80)	(95)
Free Cash Flow	$(65)	$(53)	$191	$137	$126	$84
Net Income	87	38	113	31	200	69
Gain/(Loss) from sale of business	—	—	2	—	2	—
Restructuring & Realignment Charges - non-cash impairment	(1)	—	—	(17)	(1)	(17)
Special Charges - non-cash impairment	(1)	—	—	(10)	(1)	(10)
Net Income, excluding gain on sale of businesses, non-cash impairment charges and significant deferred tax items	$89	$38	$111	$58	$200	$96
Operating Cash Flow Conversion	(30)%	(5)%	205%	584%	103%	259%
Free Cash Flow Conversion	(73)%	(139)%	172%	236%	63%	88%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Net Income	87	113			200
Income Tax Expense	27	25			52
Interest Expense (Income), net	19	19			38
Depreciation	30	29			59
Amortization	32	33			65
EBITDA	195	219			414
Share-based Compensation	9	8			17
Restructuring & Realignment	8	6			14
Loss/(Gain) from sale of business	—	(2)			(2)
Special Charges	3	3			6
Adjusted EBITDA	215	234			449
Revenue	1,256	1,351			2,607
Adjusted EBITDA Margin	17.1%	17.3%			17.2%

2020
	Q1	Q2	Q3	Q4	Total
Net Income	38	31	37	148	254
Income Tax Expense	4	4	13	10	31
Interest Expense (Income), net	14	16	20	20	70
Depreciation	29	29	30	29	117
Amortization	35	33	33	33	134
EBITDA	120	113	133	240	606
Share-based Compensation	8	8	3	7	26
Restructuring & Realignment	9	43	15	10	77
Special Charges	1	13	71	1	86
Adjusted EBITDA	138	177	222	258	795
Revenue	1,123	1,160	1,220	1,373	4,876
Adjusted EBITDA Margin	12.3%	15.3%	18.2%	18.8%	16.3%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	70	92			162
Interest Expense (Income), net	(1)	(1)			(2)
Depreciation	11	11			22
Amortization	2	2			4
EBITDA	82	104			186
Share-based Compensation	1	—			1
Restructuring & Realignment	5	4			9
Adjusted EBITDA	88	108			196
Revenue	509	569			1,078
Adjusted EBITDA Margin	17.3%	19.0%			18.2%

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	37	71	85	116	309
Interest Expense (Income), net	—	(1)	—	—	(1)
Depreciation	11	11	11	11	44
Amortization	4	5	2	2	13
EBITDA	52	86	98	129	365
Share-based Compensation	—	1	—	1	2
Restructuring & Realignment	5	8	8	7	28
Adjusted EBITDA	57	95	106	137	395
Revenue	438	501	524	616	2,079
Adjusted EBITDA Margin	13.0%	19.0%	20.2%	22.2%	19.0%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	66	65			131
Interest Expense (Income), net	—	—			—
Depreciation	5	5			10
Amortization	1	1			2
EBITDA	72	71			143
Share-based Compensation	1	1			2
Restructuring & Realignment	1	2			3
Loss/(Gain) from sale of business	—	(2)			(2)
Special Charges	1	—			1
Adjusted EBITDA	75	72			147
Revenue	393	414			807
Adjusted EBITDA Margin	19.1%	17.4%			18.2%

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	47	42	55	60	204
Interest Expense (Income), net	—	—	—	—	—
Depreciation	5	5	6	5	21
Amortization	1	—	1	1	3
EBITDA	53	47	62	66	228
Share-based Compensation	1	1	—	1	3
Restructuring & Realignment	2	4	2	1	9
Adjusted EBITDA	56	52	64	68	240
Revenue	338	337	364	395	1,434
Adjusted EBITDA Margin	16.6%	15.4%	17.6%	17.2%	16.7%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	16	12			28
Interest Expense (Income), net	—	—			—
Depreciation	9	10			19
Amortization	27	27			54
EBITDA	52	49			101
Share-based Compensation	1	2			3
Restructuring & Realignment	2	—			2
Adjusted EBITDA	55	51			106
Revenue	354	368			722
Adjusted EBITDA Margin	15.5%	13.9%			14.7%

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax (Loss) Income	(13)	(46)	(62)	14	(107)
Interest Expense (Income), net	—	—	—	—	—
Depreciation	9	8	9	9	35
Amortization	27	26	27	27	107
EBITDA	23	(12)	(26)	50	35
Share-based Compensation	2	1	1	1	5
Restructuring & Realignment	2	31	5	2	40
Special Charges	—	10	69	—	79
Adjusted EBITDA	27	30	49	53	159
Revenue	347	322	332	362	1,363
Adjusted EBITDA Margin	7.8%	9.3%	14.8%	14.6%	11.7%